EXHIBIT 11(b)                           October 12, 1995


Cortland Trust, Inc.
600 Fifth Avenue
New York, New York  10020

          Re:  Cortland Trust, Inc.
               Registration No. 2-94935

               Gentlemen:

          We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.

                              Very truly yours,

                         s/Kramer, Levin, Naftalis, Nessen, Kamin & Frankel

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